Exhibit 99.1

Blackbaud Announces Chief Financial Officer Retirement and Transition Plan

Tim Williams to Remain CFO Until Replacement is Hired in 2011

Company Updates Third Quarter 2010 Financial Outlook

Charleston, S.C. (October 20, 2010) – Blackbaud, Inc. (Nasdaq: BLKB), the leading global provider of software and services for nonprofits, today announced that Timothy V. Williams, chief financial officer of Blackbaud, has informed the Company of his intention to retire within the next year. Mr. Williams is committed to ensuring a smooth and orderly transition, and as such will remain the chief financial officer of Blackbaud until his replacement is hired during 2011. The company will evaluate both internal and external candidates and intends to commence a search process before the end of 2010.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “On behalf of our Board of Directors and entire Blackbaud team, I want to express our sincerest thanks to Tim for his significant contributions and dedication to Blackbaud over his nearly 10-year tenure. Over that time, he guided the company through a successful IPO, helped the company establish a long-term track record of solid organic growth and best-in-class operating margins, and participated in the execution of several strategic acquisitions that have provided Blackbaud with a comprehensive long-term growth strategy. We wish Tim all the best and look forward to his continued contributions to Blackbaud throughout the transition process.”

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “My time at Blackbaud has been nothing short of extraordinary. We have matured from a private-equity backed company to a successful public company that has established a long-term track record of meeting and exceeding our financial objectives. I am particularly proud of Blackbaud’s ability to scale, adapt its cost structure, invest for the future and successfully evolve toward a subscription revenue model during what was the most challenging economic time period of our life time. I’m equally proud to be a part of a company that has been truly focused on maximizing shareholder value, including the consistent return of cash to shareholders through dividends and share repurchase programs. While I am excited to move on to the next stage of my personal life, I will miss working with Blackbaud’s exceptional management team and financial organization. I will continue to give my all to the company during the upcoming transition phase and am confident in Blackbuad’s market position and long-term growth opportunity.”

Third Quarter 2010 Outlook

The company today also updated its previously-announced outlook for the third quarter 2010 financial results. The Company now expects revenue to be near the mid-point of its previously announced range of $82 to $84 million, non-GAAP operating income at the upper end the previously announced range of $17 to $18 million and non-GAAP earnings per share of $0.25. Blackbaud will report its financial results for the third quarter 2010 on November 2, 2010.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 24,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, Tulsa Community Foundation, Ursinus College,

Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. The non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure that Blackbaud provides in its reconciliation tables in its financial results releases.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

843.216.6200 x3307

melanie.mathos@blackbaud.com

Source: Blackbaud